Exhibit (a)(1)(iii)

Forms of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Shares of

INNOVATION ACCESS FUND

Tendered Pursuant to the Offer to Purchase
Dated July 27, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY YOUR FINANCIAL ADVISOR

BY August 26, 2026

THE OFFER RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON AUGUST 26, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME,

UNLESS THE OFFER IS EXTENDED,

AND THE WITHDRAWAL RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON SEPTEMBER 8, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME

Complete This Letter of Transmittal and Return To Your Financial Advisor

Letter of Transmittal Page 1 of 5

INNOVATION ACCESS FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Innovation Access Fund, a non-diversified, closed-end management investment company organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interests in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated July 27, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in the Offer, the payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares, if applicable.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL OR EMAIL TO YOUR FINANCIAL ADVISOR

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Valuation Date: September 30, 2026

Tender Expiration Date: 12:00 Midnight, Eastern Time, August 26, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL OR EMAIL TO YOUR FINANCIAL ADVISOR

PART 1 - NAME AND ADDRESS

 Registered Shareholder:

_____________________________________________________

Street Address: _________________________________________

City, State and Zip Code: _________________________________

Account Number: _______________________________________

Social Security Number: __________________________________

Daytime Telephone Number:_______________________________

Please provide a phone number where you can be reached if there are any questions about your request.

Letter of Transmittal Page 3 of 5

PART 2 - AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares $______________ or ______________ Number of Shares

PART 3 - PAYMENT

Proceeds of your tender will be credited to your brokerage account.

Letter of Transmittal Page 4 of 5

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Your signature(s) above must correspond exactly with the name(s) in which the shares are registered.

Letter of Transmittal Page 5 of 5